Exhibit 99.1

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following summary unaudited pro forma condensed combined financial information is based on and derived from the separate historical financial statements of Entegris and CMC which are incorporated by reference elsewhere in this offering memorandum, after giving effect to the Merger and the other Transactions and gives effect to the assumptions and preliminary pro forma adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements contained in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” The summary unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they had occurred on December 31, 2021. The summary unaudited pro forma condensed combined statement of operations gives effect to the Transactions as if they had occurred on January 1, 2021. All amounts presented within this section are presented in thousands, except per share amounts unless otherwise noted. As a result of displaying amounts in thousands, rounding differences may exist in the tables in this section.
The summary unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting with Entegris as the acquirer of CMC. Accordingly, consideration given by Entegris to complete the Merger will be allocated to the assets and liabilities of CMC based upon their estimated fair values as of the date of completion of the Merger. Any excess of the consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. As of the date of this offering memorandum, Entegris has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of the CMC assets to be acquired and the liabilities to be assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform CMC’s accounting policies to Entegris’ accounting policies. A final determination of the fair value of CMC’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of CMC that exist as of the date of completion of the Merger and, therefore, cannot be made prior to the completion of the transaction. Accordingly, the unaudited pro forma purchase price adjustments as set forth in “Unaudited Pro Forma Condensed Combined Financial Information” are preliminary and are subject to further adjustments as additional information becomes available and as additional analyses are performed, and such further adjustments from purchase price or conforming accounting adjustments may be material. The preliminary unaudited pro forma purchase price adjustments have been made solely for the purpose of providing the summary unaudited pro forma condensed combined financial information. Entegris estimated the fair value of CMC’s assets and liabilities based on discussions with CMC’s management, preliminary valuation studies, due diligence and information presented in public filings.
The summary unaudited pro forma condensed combined financial information is provided for informational purposes only. The summary unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the Transactions been completed as of the dates indicated or that may be achieved in the future and should not be taken as representative of future consolidated results of operations or financial condition of Entegris. Furthermore, no effect has been given in the summary unaudited pro forma condensed combined statement of operations to synergies and potential cost savings, if any, that may be realized through the combination of the two companies or the costs that may be incurred in integrating their operations.
The summary unaudited pro forma condensed combined financial information should be read in conjunction with “Risk Factors,” “Summary Historical Consolidated Financial Data of Entegris,” “Summary Historical Consolidated Financial Data of CMC,” “Unaudited Pro Forma Condensed Combined Financial Information” and Entegris and CMC’s historical consolidated financial statements and related notes incorporated herein by reference. See “Incorporation By Reference” in this offering memorandum.

Pro Forma Combined Year Ended December 31, 2021
($ in thousands)
Statement of Operations Data:
Net sales	$3,518,840
Cost of sales	2,018,560
Gross profit	1,500,280
Operating Expenses:
Selling, general and administrative expenses	556,656
Engineering, research and development expenses	224,150
Amortization of intangible assets	207,523
Asset impairment charges	232,480
Operating income	279,471
Interest expense	248,931
Interest income	(301)
Other expense, net	34,429
Income before income taxes	(3,588)
Income tax expense (benefit)	(14,970)
Net income	$11,382
Pro Forma Combined Balance Sheet Data as of December 31, 2021
($ in thousands)
Cash and cash equivalents	$345,437
Total assets	$10,474,973
Total debt	$5,575,109
Total equity	$3,557,932
Pro Forma Combined Year Ended December 31, 2021 or as of December 31, 2021
($ in thousands)
Credit Statistics:
Entegris historical Adjusted EBITDA(1)	$699,416
CMC historical Adjusted EBITDA(6)	$361,378
Pro Forma Adjusted EBITDA(1),(2)	$1,083,453
Pro Forma Adjusted Operating Income(2)	$926,279
Pro Forma Secured Net Debt(3)	$3,650,613
Pro Forma Net Debt(4)	$5,229,672
Cash interest expense(5)	$226,850
Ratio of net debt to Pro Forma Adjusted EBITDA	4.83
Ratio of Pro Forma Adjusted EBITDA to cash interest expense	4.78
(1)
Entegris defines historical Adjusted EBITDA as net income attributable to Entegris, Inc. before (1) income tax expense, (2) interest expense, (3) interest income, (4) other (income) expense, net, (5) change for fair value write-up of acquired inventory sold, (6) deal costs, (7) integration costs, (8) severance and restructuring costs, (9) amortization of intangible assets and (10) depreciation (collectively, “EBITDA Adjustments”), and defines Pro Forma Adjusted EBITDA as Adjusted EBITDA further adjusted to give effect to the Merger, the other Transactions and the other items identified as permitted adjustments pursuant to the terms of the notes offered hereby or the proposed terms of our Senior Credit Facilities. See Footnote 2 under “Summary—Summary Historical Consolidated Financial Data of Entegris” for a reconciliation of this measure to the most directly comparable financial measure calculated in accordance with GAAP.

(2)
Entegris defines Adjusted Operating Income as net income attributable to Entegris, Inc. before (1) income tax expense, (2) interest expense, (3) interest income, (4) other (income) expense, net, (5) change for fair value write-up of acquired inventory sold, (6) deal costs, (7) integration costs, (8) severance and restructuring costs and (9) amortization of intangible assets (collectively, “Operating Income Adjustments”), and defines Pro Forma Adjusted Operating Income as Adjusted Operating Income further adjusted to give effect to the Merger, the other Transactions and the other items identified as permitted adjustments pursuant to the terms of the notes offered hereby or the proposed terms of our Senior Credit Facilities. The reconciliation of GAAP measures to Pro Forma Adjusted Operating Income and Pro Forma Adjusted EBITDA to the most directly comparable financial measure calculated in accordance with GAAP is presented below in the accompanying table. The Entegris fiscal year ends on December 31, whereas CMC’s fiscal year ends on September 30. Due to this difference in year end, for the purpose of presenting the selected unaudited condensed combined and pro forma financial information for the twelve months ended December 31, 2021, the CMC financial results for the twelve months ended December 31, 2021 have been calculated by adding its financial results for the three months ended December 31, 2021 to its financial results for the twelve months ended September 30, 2021 and subtracting its financial results for the three months ended December 31, 2020. The selected unaudited condensed combined and pro forma financial information for the twelve months ended December 31, 2021 combines the Entegris audited consolidated statement of operations for the year ended December 31, 2021 and the CMC financial results for the twelve months ended December 31, 2021. For certain pro forma Transaction adjustments, this gives effect to the Merger and the other Transactions as if they occurred on January 1, 2021. Refer also to the “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

	For the Year Ended December 31, 2021
	2021	Notes
	($ in thousands)
Combined Entegris and CMC historical net sales	$3,527,907
Combined Entegris and CMC historical GAAP Operating income	$529,795
Entegris adjustments to historical operating income:
Charge for fair value write-up of acquired inventory sold	428	(A)
Deal costs	4,744	(B)
Integration costs	3,780	(C)
Severance and restructuring costs	529	(D)
Amortization of intangible assets	47,856
CMC adjustments to historical operating income:
Impairment changes	232,480	(E)
Acquisition and integration related expenses	8,053	(F)
Entegris Transaction-related expenses	6,050	(G)
Future Forward-related expenses	2,979	(H)
Environmental accrual	2,508	(I)
Costs related to KMG-Bernuth warehouse fire, net of insurance recovery	(1,050)	(J)
Costs related to the Pandemic, net of grants received	(773)	(K)
Net costs related to the restructuring of the wood treatment business	123	(L)
Amortization of intangible assets	66,118	(M)
Combined Entegris and CMC historical Adjusted Operating Income	903,620
Combined Entegris and CMC historical Depreciation	157,174
Combined Entegris and CMC historical Adjusted EBITDA	$1,060,794
Pro Forma Transaction adjustments to combined historical Adjusted EBITDA:
Wood treatment wind-down	(52,102)	(N)
ITS preacquisition EBITDA	1,792	(O)
Stock-based compensation	(2,031)	(P)
Run-rate cost synergies	75,000	(Q)
Pro Forma Adjusted EBITDA	1,083,453
Less: Depreciation	(157,174)
Pro Forma Adjusted Operating Income	$ 926,279
Pro Forma net sales (after Transaction adjustments)	$3,453,327
Pro Forma Adjusted EBITDA Margin - as a % of pro forma net sales	31.4%
Pro Forma Adjusted Operating Income Margin - as a % of pro forma net sales	26.8%
(A)	From the acquisitions of Precision Microchemicals, Global Measurement Technologies Inc., Sinmat and other minor tuck-ins.
(B)	Includes deal and transaction costs from the acquisitions of Precision Microchemicals, Global Measurement Technologies Inc., Sinmat and other minor tuck-ins.
(C)	Integration costs from the acquisitions of Precision Microchemicals, Global Measurement Technologies Inc., Sinmat and other minor tuck-ins.
(D)	Restructuring costs from the acquisitions of Precision Microchemicals, Global Measurement Technologies Inc., Sinmat and other minor tuck-ins.
(E)	The pandemic resulted in an impairment charge related to the PIM business in the second quarter of fiscal year 2021 as well as wood treatment impairment charges as the business is wound down.
(F)	Includes acquisition and integration costs from ITS and KMG-Berunth, Inc. (“KMG-Berunth”) acquisitions.

(G)	Expenses from sale to Entegris, primarily due to costs of banking and legal services.
(H)	Expenses from CMC’s cost migration program, “Future Forward.”
(I)	Environmental accrual related to anticipated remedial action phase of the Star Lake Canal Superfund Site.
(J)
In fiscal 2019, a fire, which involved non-hazardous waste materials and caused no injuries, occurred at the warehouse of the wood treatment facility of CMC’s subsidiary KMG-Berunth, in Tuscaloosa, Alabama, which processes penta for sale to customers in the U.S. and Canada. KMG-Berunth commenced and completed cleanup with oversight from certain local, state and federal authorities, and CMC recorded related expenses and for disposal of affected inventory in Cost of sales. CMC record expenses of $26, $1,551 and $9,494 for the fiscal years ended September 30, 2021, 2020 and 2019, respectively. Although CMC believes they have completed cleanup efforts related to the fire incident, there are potential other related costs that cannot be reasonably estimated as of this time due to the nature of federally-regulated penta-related requirements. In addition, CMC continues to work with its insurance carriers on possible recovery of losses and costs related to the fire incident. CMC received $1,076 and $468 of insurance recoveries during the fiscal years ended September 30, 2021 and 2020, respectively, which was recorded in Cost of sales.

(K)	Non-recurring costs for providing EHS services to employees net of government grants received as pandemic aid.
(L)	Restructuring costs related to CMC closure of its wood treatment business, with the wind-down completing in early calendar 2022.
(M)	Reflects amortization expense recorded in Selling, general and administrative expenses. Also includes amortization of ITS intangible assets with a weighted average useful life of 12.2 years.
(N)	Represents the removal of EBITDA of CMC’s wood treatment business due to the planned closure in FY22.
(O)	Represents EBITDA of ITS prior to its acquisition by CMC for the period of January 2021 to March 2021.
(P)	Adjustment to recognize additional stock-based compensation expenses resulting from Entegris’ acquisition of CMC.
(Q)
Represents Entegris management’s estimated run-rate synergies from the Merger, consisting of approximately $15 million in estimated cost of sales savings from insourcing; logistics and procurement initiatives and approximately $60 million in estimated operating expense savings in executive management costs; duplicate public company costs; back-office support and sales functions and facilities optimization initiatives.

(3)
Entegris defines Pro Forma Secured Net Debt, a non-GAAP financial measure, as secured debt expected to be outstanding upon closing of the Merger, net of our cash balance after giving effect to the Merger and other Transactions. For purposes of this pro forma financial information secrued debt expected to be outstanding upon closing of the Merger is assumed to consist of (x) the notes offered hereby and, if the principal amount of notes is less than $1,600 million, other secured debt and (y) $2,495 million under the New Term Facility.

Pro Forma Combined Balance Sheet Data as of December 31, 2021
($ in thousands)
Pro Forma Secured Net Debt:
Secured notes offered hereby	$1,600,000
New Term Facility	2,495,000
Total Pro Forma Secured Debt	4,095,000
Less: Debt issuance costs - allocated	(74,000)
Less: Original issue discount	(24,950)
Pro forma long-term secured debt	3,996,050
Less: Pro forma cash and cash equivalents	(345,437)
Pro forma Secured Net Debt	$3,650,613
(4)
Entegris defines Pro Forma Net Debt, a non-GAAP financial measure, as debt expected to be outstanding under the Notes offered hereby and our New Term Facility and Senior Credit Facilities upon closing of the Merger, net of our cash balance after giving effect to the Merger and other Transactions. For purposes of this pro forma financial information, debt expected to be outstanding upon closing of the Merger is assumed to consist of (x) Total Pro Forma Secured Debt and (y) $800 million of unsecured debt under the Bridge Facility.

Pro Forma Combined Balance Sheet Data as of December 31, 2021
($ in thousands)
Pro Forma Secured and Unsecured Net Debt:
Total Pro Forma Secured Debt (above)	$4,095,000
Bridge Facility	800,000
2028 Notes	400,000
2029 Notes	400,000
Total Pro Forma Debt	5,695,000
Less: Debt issuance costs	(94,941)
Less: Original issue discount	(24,950)
Pro forma long-term debt (secured & unsecured)	5,575,109
Less: Pro forma cash and cash equivalents	(345,437)
Pro forma Net Debt	$5,229,672

(5)
Entegris defines Cash Interest Expense, a non-GAAP financial measure, as SOFR, with a floor of 0.00%, plus a margin of 3.00% for the New Term Facility, and 4.75% for the secured senior notes offered hereby , and 5.50% for the Bridge Facility or other unsecured debt financing less interest earned on cash balances. A 0.125% increase in the interest rate on the New Senior Credit Facilities would increase our assumed annual interest expense by approximately $6.1 million. See “Unaudited Pro Forma Condensed Combined Financial Information.”

(6)
CMC historical Adjusted EBITDA presented to conform with Entegris presentation. CMC defines historical Adjusted EBITDA, a non-GAAP financial measure, as net income (loss) before (1) income tax expense, (2) interest expense, net, (3) acquisition and integration related expenses, (4) impairment charges, (5) Entegris Transaction-related expenses, (6) Future Forward-related expenses, (7) environmental accrual, (8) costs related to KMG-Bernuth warehouse fire, net of insurance recovery, (9) costs related to the Pandemic, net of grants received, (10) net costs related to restructuring of the wood treatment business and (11) depreciation and amortization (collectively, “CMC EBITDA Adjustments”). CMC’s Adjusted EBITDA is a non-GAAP measure and, as such, is subject to the same qualifications and limitations described above with respect to Entegris’ non-GAAP measures.